EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tosco Corporation on Form S-4 (File No. 33-___) of our report dated January 25, 1996, except as to the information in Note 16, for which the date is February 16, 1996, on our audits of the consolidated financial statements and financial statement schedule of Tosco Corporation as of December 31, 1995, and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


                                              COOPERS & LYBRAND L.L.P.

Oakland, California
April 22, 1996